UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No. )

Filed by Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[    ] Preliminary Proxy Statement

[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[    ] Definitive Additional Materials

[    ] Soliciting Material pursuant to §240.14a-12

SUN HYDRAULICS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[    ] Fee paid previously with preliminary materials

[    ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[SUN LETTERHEAD]

April 30, 2004

Dear Shareholder:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Sun Hydraulics Corporation. The Meeting will be held Saturday, June 12, 2004, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility located at 701 Tallevast Road, Sarasota, Florida 34243. A tour of the plant and refreshments will follow the Meeting.

     The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, approval of the Company’s Nonemployee Director Equity and Deferred Compensation Plan, and a proposal to ratify the appointment of the Company’s independent certified public accountants. We also will report on the progress of the Company and comment on matters of current interest.

     It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

     If your shares are held in street name by a bank, brokerage or other nominee, that person will supply you with a proxy to be returned to it. It is important that you return the form to the nominee as quickly as possible so that the nominee may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     The Board of Directors and employees look forward to greeting you personally at the Meeting.

Sincerely,

CLYDE G. NIXON
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
GOVERNANCE OF THE COMPANY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITOR FEES
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
APPROVAL OF THE COMPANY’S NONEMPLOYEE DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN
OTHER BUSINESS
Appendix A
Appendix B
Appendix C
Appendix D

SUN HYDRAULICS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Saturday, June 12, 2004

     Notice hereby is given that the Annual Meeting of Shareholders of Sun Hydraulics Corporation, a Florida corporation, will be held on Saturday, June 12, 2004, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243, for the following purposes:

          1. To elect three Directors to serve until the Annual Meeting in 2007, and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

          2. To approve the adoption of the Sun Hydraulics Corporation Nonemployee Director Equity and Deferred Compensation Plan;

          3. To ratify the appointment of Grant Thornton LLP as the Company’s independent certified public accountants for the year 2004; and

          4. To transact such other business as properly may come before the Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2003 Annual Report of the Company is enclosed. Shareholders of record at the close of business on April 15, 2004, are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage, your broker will supply you with a proxy to be returned to the brokerage. It is important that you return the form to the brokerage as quickly as possible so that the brokerage may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

     By order of the Board of Directors,

     GREGORY C. YADLEY
     Secretary

Sarasota, Florida
April 30, 2004

SUN HYDRAULICS CORPORATION
1500 West University Parkway
Sarasota, Florida 34243

PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors of Sun Hydraulics Corporation (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2004 Annual Meeting of Shareholders, which will be held on Saturday, June 12, 2004, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s manufacturing facility, located at 701 Tallevast Road, Sarasota, Florida 34243 (the “Meeting”).

     Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy first has been mailed to shareholders is April 30, 2004.

     The close of business on April 15, 2004, has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of April 15, 2004, 6,762,661 shares of the Company’s Common Stock, par value $.001 per share, were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on April 15, 2004, on all matters that come before the Meeting. For the election of Directors and all other matters, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote at the Meeting will be required to take action at the Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Abstentions and broker non-votes are not counted in determining whether a proposal has been approved.

ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine members. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of shareholders in the year in which their terms expire, and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death.

     The term of office of three of the Company’s current nine Directors, Marc Bertoneche, Ferdinand E. Megerlin and Clyde G. Nixon, will expire at the Meeting. The Nominating Committee of the Board of Directors has selected each of such Directors as nominees to stand for reelection to the Board at the Meeting.

     Shareholders may vote for up to three nominees for the class of Directors who will serve until the Company’s annual meeting in 2007. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote thereon will be required for the election of Directors. Shareholders may not vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Robert E. Koski and Clyde G. Nixon, will vote for such other person or persons for the office of Director as the Nominating Committee of the Board of Directors may recommend.

     The Board of Directors unanimously recommends that you vote “FOR” the reelection of Messrs. Bertoneche, Megerlin and Nixon to serve until the Company’s annual meeting in 2007. Executed proxies in the accompanying form will be voted at the Meeting in favor of the election as directors of the nominees named below, unless authority to do so is withheld.

GOVERNANCE OF THE COMPANY

Directors and Executive Officers

     The following table sets forth the names and ages of the Company’s Directors, nominees for Director, and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Clyde G. Nixon	68	Chairman of the Board of Directors (term expiring in 2004), Nominee for Director (term expiring in 2007)

Allen J. Carlson	53	President, Chief Executive Officer and Director (term expiring in 2006)

Jeffrey Cooper	63	Engineering Manager

Richard J. Dobbyn	60	Chief Financial Officer

Peter G. Robson	59	General Manager, Sun Hydraulics Limited

Marc Bertoneche	57	Director (term expiring in 2004), Nominee for Director (term expiring in 2007) and a member of the Audit Committee

John S. Kahler	64	Director (term expiring in 2006), and a member of the Audit, Compensation and Nominating Committees

Christine L. Koski	46	Director (term expiring in 2005)

Robert E. Koski	75	Director (term expiring in 2006)

Ferdinand E. Megerlin	65	Director (term expiring in 2004), Nominee for Director (term expiring in 2007) and a member of the Audit and Compensation Committees

Hirokatsu Sakamoto	60	Director (term expiring in 2005) and a member of the Nominating Committee

David N. Wormley	64	Director (term expiring in 2005) and a member of the Compensation and Nominating Committees

     Mr. Nixon joined the Company in January 1988, and served as its President and Chief Executive Officer from November 1988 until May 2000, at which time he was named Chairman of the Board. From September 1985 to January 1988, he served as Vice President of Cross & Trecker Corporation and was President of Warner & Swasey Company, its wholly-owned subsidiary. From 1964 to 1985, he served in various management capacities with Brown & Sharpe Manufacturing Corporation, most recently as Vice President of its fluid power division and President of Double A Products Company, its wholly-owned subsidiary. Mr. Nixon is a graduate of Cornell University and the Harvard Business School, and is Past Chairman of the Board of the National Fluid Power Association. Mr. Nixon has over 35 years experience in the fluid power industry.

     Mr. Carlson joined the Company in March 1996 and served as Vice President from January 2000 until May 2000, when he was named President and Chief Executive Officer. From October 1977 to March 1996, Mr. Carlson held various engineering, marketing and management positions for Vickers Incorporated, a wholly-owned subsidiary of Trinova Corporation. He is a graduate of the Milwaukee School of Engineering and the Advanced Management Program at the Harvard Business School. Mr. Carlson has over 32 years experience in the fluid power industry.

     Mr. Cooper joined the Company in December 1990 as an engineer and has been Engineering Manager since September 1991. From August 1987 to December 1990, he was Engineering Manager, Mobile Valves, of Vickers, Incorporated, a wholly-owned subsidiary of Trinova Corporation, and from September 1979 to August 1986, he served as Vice President of Engineering for Double A Products Company. Mr. Cooper is an engineering graduate of Willesden College of Technology, London, England. Mr. Cooper has over 34 years experience in the fluid power industry.

     Mr. Dobbyn joined the Company in October 1995 and was named Chief Financial Officer in July 1996. From June 1995 to October 1995, Mr. Dobbyn served as the Controller of Protek Electronics. From July 1994 to June 1995, he served as the Fiscal Director of a non-profit child care agency. From September 1984 to July 1994, Mr. Dobbyn was Senior Vice President-Finance and Administration for Loral Data Systems, formerly Fairchild Weston Systems, a Schlumberger company. Mr. Dobbyn is a Certified Public Accountant and a graduate of Boston College.

     Mr. Robson has served as a Director of Sun Hydraulics Limited, Coventry, England, since May 1993, and has been employed by the Company as the General Manager of its United Kingdom operations since 1982. Mr. Robson is a Chartered Engineer and a graduate of Coventry University. Mr. Robson has over 36 years experience in the fluid power industry.

     Dr. Bertoneche holds a chair as Professor in Business Administration at the University of Bordeaux in France, and has been on the Faculty of INSEAD, the European Institute of Business Administration in Fontainebleau, France, for more than 20 years. He is a Visiting Professor at the Harvard Business School and also has taught at Northwestern University. Dr. Bertoneche has served as a Director of the Company since August 2001.

     Mr. Kahler is the President, CEO and a Director of Cincinnati Incorporated. Mr. Kahler has served in various management positions with Cincinnati Incorporated since 1989. He is a graduate of Carnegie-Mellon University and the Harvard Business School. Mr. Kahler has served as a Director of the Company since May 1998.

     Ms. Koski founded Koski Consulting Group, Inc. in June 2001 to work with start-up companies in the area of business strategy and marketing. In May 2001, Ms. Koski completed an Executive MBA degree from Southern Methodist University. From 1980 through 2000, Ms. Koski held various positions in sales, product management, purchasing, sales management, and international marketing management with Celanese A.G. or its former affiliates, including Celanese Ltd., Hoechst AG and Hoechst Celanese Chemical Group Ltd. Ms. Koski has served as a Director of the Company since May 2000.

     Mr. Koski is a co-founder of the Company and served as its Chairman of the Board from the Company’s inception in 1970 until his retirement as an executive officer in May 2000. He was also its President and Chief Executive Officer from 1970 until November 1988. He is a graduate of Dartmouth College and past Chairman of the Board of the National Fluid Power Association. Mr. Koski has over 40 years experience in the fluid power industry, and has served as Chairman of the Fluid Power Systems and Technology Division of the American Society of Mechanical Engineers, and as a member of the Board of Directors of the National Association of Manufacturers.

     Dr. Megerlin retired in March 2003 as a member of the Executive Board of Linde AG and Chairman and Managing Director of the Linde Material Handling Division of Aschaffenburg, Germany. Prior to such time, he also was Chairman of Linde’s U.S. subsidiaries Linde Hydraulics Corp., Canfield, Ohio, and Linde Lift Truck Corp., Sommerville, South Carolina. Within VDMA, Germany’s association for mechanical and plant engineering, Dr. Megerlin formerly was Chairman and now serves as a member of the Executive Board of the German Fluid Power Association. He is a mechanical engineer and received his Dipl-Ing (M.S.) degree from the Technical University of Karlsruhe, Germany, and his Dr.-Ing. (Ph.D.) from TH Aachen, Germany. Dr. Megerlin has over 35 years of experience in the fluid power industry. Dr. Megerlin has served as a Director of the Company since May 1998.

     Mr. Sakamoto has been the President of Kawasaki Precision Machinery, Ltd. since October 2002. From April 2000 to September 2002, he served as the General Manager of the Precision Machinery Division of Kawasaki Heavy Industries Ltd., and from July 1998 through March 2000, he was Deputy General Manager of the Precision Machinery Division of Kawasaki Heavy Industries Ltd. Mr. Sakamoto has served in various management positions with Kawasaki Heavy Industries Ltd. since entering its engineering department in April 1968. He is a graduate of Kyoto Institute of Technology, and an executive board member of The Japan Fluid Power System Society since April 2002. Mr. Sakamoto has over 36 years of experience in the fluid power industry. Mr. Sakamoto has served as a Director of the Company since June 2003.

     Dr. Wormley is the Dean of the Engineering School at Pennsylvania State University, where he has taught since 1992. He previously was a member of the engineering faculty at the Massachusetts Institute of Technology. Dr. Wormley is an engineer and earned his Ph.D. from the Massachusetts Institute of Technology. He has served as a Director of the Company since December 1992.

Independence and Committees of the Board of Directors

     Independence of Directors. In December 2003, the Board reviewed its corporate governance practices, new regulations of the Securities and Exchange Commission implementing the Sarbanes-Oxley Act of 2002, and new listing standards of the Nasdaq Stock Market. As part of its analysis, the Board undertook a review of Director independence and considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions.” The purpose of this review was to determine whether any relationships or transactions were inconsistent with a determination that a Director is independent within the meaning of the rules of the Nasdaq Stock Market and, for audit committee members, also independent within the meaning of the rules of the Securities and Exchange Commission. The Board determined that a majority of the Directors of the Company (Messrs. Bertoneche, Kahler, Megerlin, Sakamoto and Wormley) qualify as independent and that none of them has any material relationship with the Company that might interfere with the exercise of their independent judgment.

     The Board of Directors has the standing committees listed below.

Audit Committee.

     The Audit Committee, which consists of John Kahler (Chairman), Ferdinand Megerlin, and Marc Bertoneche, held seven meetings in 2003. The Board of Directors determined that Dr. Bertoneche meets the qualifications of an Audit Committee Financial Expert pursuant to the terms of Item 401(h)(2) of Regulation S-K of the Securities and Exchange Commission, and he has been so designated. The functions of the Audit Committee are to select the independent public accountants who will prepare and issue an audit report on the annual financial statements of the Company, to establish the scope of and the fees for the prospective annual audit with the independent public accountants, to review the results thereof with the independent public accountants, to review and approve non-audit services of the independent public accountants, to review compliance with existing major accounting and financial policies of the Company, to review the adequacy of the financial organization of the Company, to review management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls, to review compliance with federal and state laws relating to accounting practices and to review and approve (with the concurrence of a majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties.

     The Board of Directors intends to finalize and adopt a code of ethics, as required by Item 406 of Regulation S-K and the rules of the Nasdaq Stock Market, prior to the Meeting. The Audit Committee is responsible for review of management’s monitoring of the Company’s compliance with the code of ethics and the periodic review and update of the code. When adopted, the code of ethics will be available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

     The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the current charter, adopted on March 13, 2004, is attached as Appendix B to this Proxy Statement. The charter is also available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Compensation Committee.

     The Compensation Committee, which consists of David Wormley (Chairman), Ferdinand Megerlin and John Kahler, met eight times during 2003. The Board determined that all of the members of the Committee are independent, non-employee and outside directors, as the case may be, under the rules of the Nasdaq Stock Market, Securities and Exchange Commission and Internal Revenue Service. The Committee establishes the compensation of the Company’s senior management, including salaries, bonuses, granting of stock options and shares of restricted stock under the Company’s various stock and stock option plans, termination arrangements, and other executive officer benefits. The Committee also is responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs, training and development and succession planning. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Nominating Committee.

     The Company’s Nominating Committee, which consists of John Kahler, Hirokatsu Sakamoto, and David Wormley, held its inaugural meeting in March 2004. The Nominating Committee is responsible for developing, and recommending to the Board of Directors for adoption, qualifications for members of the Board and its committees and criteria for their selection, and periodically reviewing such qualifications and criteria; identifying, reviewing the qualifications of and interviewing potential candidates to become members of the Board, consistent with the criteria approved by the Board; and selecting the Director nominees to stand for election at each annual meeting of shareholders.

     In March 2004, the Board adopted a Statement of Policy Regarding Director Nominations, setting forth qualifications of Directors, procedures for identification and evaluation of candidates for nomination, and procedures for recommendation of candidates by shareholders. As set forth in the Statement of Policy, a candidate for Director should meet the following criteria:

•	must, above all, be of proven integrity with a record of substantial achievement.

•	must have demonstrated ability and sound judgment that usually will be based on broad experience.

•	must be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings and the annual shareholders’ meeting.

•	must possess a judicious and somewhat critical temperament that will enable objective appraisal of management’s plans and programs.

•	must be committed to building sound, long-term Company growth.

     Other than the foregoing, the Board does not believe there is any single set of qualities or skills that an individual must possess to be an effective Director or that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a Director. Rather, the Committee will consider each candidate in light of the strengths of the other members of the Board of Directors and the needs of the Board and the Company at the time of the election.

     The Committee will take whatever actions it deems necessary under the circumstances to identify qualified candidates for nomination for election as a member of the Board of Directors, including the use of professional search firms, recommendations from Directors, members of senior management and security holders. All such candidates for any particular seat on the board shall be evaluated based upon the same criteria, including those set forth above and such other criteria as the Committee deems suitable under the circumstances existing at the time of the election.

     Shareholder recommendations for Nomination as a Director. In order for the Committee to consider a candidate recommended by a shareholder, the shareholder must provide to the Corporate Secretary, at least 120, but not more than 150, days prior to the date of the shareholders’ meeting at which the election of Directors is to occur, a written notice of such security holder’s desire that such person be nominated for election at the upcoming shareholders meeting; provided, however, that in the event that less than 120 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth business day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

     A shareholder’s notice of recommendation must set forth:

(a)	as to each person whom the shareholder proposes be considered for nomination for election as a Director,

(i)	the name, age, business address and residence address of the person,

(ii)	the principal occupation or employment of the person during the past five years,

(iii)	the number of shares of Company common stock beneficially owned by the person,

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and

(v)	the consent of the person to serve as a Director, if so elected; and

(b)	as to the shareholder giving the notice

(i)	the name and record address of shareholder,

(ii)	the number of shares of Company common stock beneficially owned by the shareholder,

(iii)	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person pursuant to which the nominations are to be made, and

(iv)	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named.

     The Nominating Committee is governed by a written charter approved by the Board of Directors, and a Statement of Policy Regarding Director Nominations, copies of which are attached as Appendix C and D, respectively to this Proxy Statement. The charter and policy statement also are available on the Investor Relations page of our Web site www.sunhydraulics.com and from the Company upon written request sent to the Corporate Secretary, 1500 West University Parkway, Sarasota, Florida 34243.

Director Compensation, Participation and Relationships

     Directors who are not officers of the Company are paid $4,000 for attendance at each meeting of the Board of Directors, as well as each meeting of each Board Committee on which they serve when the committee meeting is not held within one day of a meeting of the Board of Directors. On March 13, 2004, the Board of Directors adopted the Nonemployee Director Equity and Deferred Compensation Plan (the “Plan”) subject to approval by the shareholders at the Meeting. Assuming the Plan is approved, $1,500 of the $4,000 Director fee will be paid in shares of Company stock under the Plan. Directors also may elect under the Plan, to receive all or part of the remainder of their fees in Company stock and to defer receipt of their fees until a subsequent year. Directors also are reimbursed for their expenses incurred in connection with their attendance at such meetings.

     The Board of Directors held six meetings during 2003. Executive sessions of non-management Directors are held before or after regularly scheduled meetings of the Board. Each Director attended all of the meetings of the Board and each committee of which he or she was a member in 2003, except Mr. Sakamoto, who was unable to participate in the first two meetings, which were held by conference telephone, immediately following his election as a Director.

     The Board of Directors, in March 2004, adopted a policy stating that it is in the best interests of the Company that all Directors and nominees for Director attend each annual meeting of the shareholders of the Company. The policy provides that the Board, in selecting a date for the annual shareholders meeting, will use its best efforts to schedule the meeting at a time and place that will allow all Directors and nominees for election as Directors at such meeting to attend the meeting. The policy further provides that an unexcused absence under the policy should be considered by the Nominating Committee in determining whether to nominate a Director for re-election at the end of his or her term of office. All of the Directors attended last year’s annual meeting of shareholders.

     No family relationships exist between any of the Company’s Directors and executive officers, except that Ms. Koski is the daughter of Mr. Koski. There are no arrangements or understandings between Directors and any other person concerning service as a Director.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee in 2003 were John Kahler, Robert E. Koski, Ferdinand E. Megerlin, and David N. Wormley. Mr. Koski, who resigned from the Compensation Committee in March 2003, is an employee of the Company and formerly was an officer.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company’s knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, except as noted below, all of them complied with the Section 16(a) filing requirements in 2003. Allen J. Carlson, Jeffrey Cooper and Richard J. Dobbyn each filed a late Form 4, reporting one acquisition of shares and one stock option grant, respectively. Two late Form 4s were filed by Peter G. Robson, reporting two sales of stock.

Communications with the Board of Directors

     Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sun Hydraulics Corporation, 1500 West University Parkway, Sarasota, Florida 34243. Under the process for such communications established by the Board of Directors, the Chairman of the Board reviews all such correspondence and regularly forwards it, or a summary of the correspondence, to all of the other members of the Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Additionally, correspondence that, in the opinion of the Chairman, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is forwarded to the Chair of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 22, 2002, the Company entered into a standby Stock Repurchase Agreement with the Koski Family Limited Partnership, which owns approximately 34% of the outstanding shares of the Company’s common stock. Robert E. Koski and Christine Koski are Directors of the Company. Under the Agreement, the Company agreed to purchase up to $2,250,000 worth of Company common stock from the Koski Partnership on a one time basis, until June 22, 2004. The repurchase would be at a per share price of either (i) $7.00 per share, or (ii) 15% less than the average closing price per share of the common stock for the 15 full trading days immediately preceding the closing date, whichever is lower.

     At March 31, 2004, the average closing price of Sun’s common stock for the previous 15 full trading days was $9.71 per share. A 15% discount from this price would result in a repurchase price per share of $8.25. Therefore, if requested to do so by the Koski Partnership on such date, the Company would have repurchased 321,429 shares from the partnership, utilizing the $7.00 per share price, for $2,250,000 in cash.

INDEPENDENT AUDITOR FEES

Audit Fees

     The Company incurred aggregate audit fees of $153,550 to PricewaterhouseCoopers LLP during fiscal year 2003. These fees were for professional services rendered for the audit of the Company’s consolidated financial statements, the reviews of the financial statements included in the Company’s Forms 10-Q for fiscal year 2003, and the statutory audit of Sun Hydraulik Holdings Limited, Sun Hydraulics Corporation’s wholly-owned subsidiary for its European market operations, and Sun Hydraulics Limited, a wholly-owned subsidiary of Sun Hydraulik Holdings Limited. For fiscal year 2002, the comparable aggregate audit fees paid to PricewaterhouseCoopers LLP were $151,500. The Audit Committee has not adopted any pre-approval policies and approves all engagements with the auditors prior to the performance of services by them. As a matter of policy, the Audit Committee has determined generally not to request any new non-audit services from its auditors.

Fees paid to PricewaterhouseCoopers LLP:

	2003	2002
Audit Fees	$153,550	$151,500
Audit-Related Fees	0	0
Tax Services	4,860	41,000
All Other Fees	0	0

During fiscal year 2003, the Company incurred aggregate fees of $4,860 to PricewaterhouseCoopers LLP for services in connection with a sales tax audit of the Company by the State of Florida. During fiscal year 2002, the Company incurred aggregate fees of $41,000 to PricewaterhouseCoopers LLP for tax services, comprised primarily of domestic and foreign tax return preparation.

AUDIT COMMITTEE REPORT

     The following report shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary purpose of the Audit Committee is to oversee the Company’s financial reporting activities, as more fully described on page 5 of this Proxy Statement. The Audit Committee selects the Company’s independent accountants and meets with them to review and approve the scope of their audit, report, recommendations and fees. The Audit Committee met seven times during 2003.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 27, 2003, with the Company’s management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm. The Audit Committee has considered the provision of services by PricewaterhouseCoopers LLP covered in Audit Fees and Tax Services above and has determined that such services are compatible with the firm maintaining its independence from the Company.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John S. Kahler, Chairman
Marc Bertoneche
Ferdinand E. Megerlin

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 15, 2004, information as to the beneficial ownership of the Company’s Common Stock by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) Each Named Executive Officer of the Company, and (iv) all Directors and executive officers of the Company as a group.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner (1)	Beneficial Ownership (2)	Class
Robert E. Koski(3)(4)(5)	2,588,921	38.3

Beverly Koski(3)(4)(5)	2,588,921	38.3

Christine L. Koski(3)	2,377,838	35.2
3525 Turtle Creek Boulevard #19B Dallas, TX 75219

Robert C. Koski(3)(5)	2,374,543	35.1
24 Lenox Pointe Atlanta, GA 30324

Koski Family Limited Partnership	2,313,543	34.2
3525 Turtle Creek Boulevard #19B Dallas, TX 75219

Thomas L. Koski(3)	2,313,543	34.2
Six New Street East Norwalk, CT 06855

Royce & Associates, LLC(6)	655,600	9.7
1414 Avenue of the Americas New York, NY 10019

Rutabaga Capital Management(7)	463,800	6.9
64 Broad Street Boston, MA 02109

Clyde G. Nixon(8)	251,575	3.7

Jeffrey Cooper(9)	112,499	1.7

Peter G. Robson(10)	71,850	1.1

Allen J. Carlson(11)	85,713	1.3

Richard J. Dobbyn(12)	71,926	1.1

David N. Wormley	3,940	*

John S. Kahler(13)	3,345	*

Marc Bertoneche	0	—

Ferdinand E. Megerlin	0	—

Hirokatsu Sakamoto	0	—

All Directors and Executive Officers as a Group (12 persons)	3,254,063	46.1

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the persons listed who own more than 5% of the Company’s Common Stock is 1500 West University Parkway, Sarasota, Florida 34243.

(2)	This column sets forth shares of the Company’s Common Stock which are deemed to be “beneficially owned” by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission. Except as otherwise indicated, the persons listed have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent such power may be shared with a spouse.

(3)	Includes 2,313,543 shares owned by the Koski Family Limited Partnership, over which Christine L. Koski, Robert C. Koski, Thomas L. Koski, Robert E. Koski and Beverly Koski share voting and investment power as the general partners in the Partnership. Christine L. Koski, Robert C. Koski and Thomas L. Koski are the adult children of Robert E. Koski and Beverly Koski.

(4)	Includes 141,216 shares owned by Beverly Koski and 107,162 shares owned by Robert E. Koski. Beverly Koski is the spouse of Robert E. Koski.

(5)	Includes 27,000 shares owned by the Koski Family Foundation, Inc., over which Robert E. Koski, Beverly Koski and Robert C. Koski share voting and investment power.

(6)	According to the Schedule 13G, filed March 6, 2004, by Royce & Associates, LLC.

(7)	According the Schedule 13G, filed March 4, 2003, by Rutabaga Capital Management.

(8)	Includes 95,546 shares subject to currently exercisable options and 29,522 shares in the Joan Nixon Trust.

(9)	Includes 45,109 shares subject to currently exercisable options and 6,500 shares of unvested restricted stock.

(10)	Includes 58,300 shares subject to currently exercisable options and 13,510 shares of unvested restricted stock.

(11)	Includes 49,400 shares subject to currently exercisable options and 17,660 shares of unvested restricted stock.

(12)	Includes 57,600 shares subject to currently exercisable options and 11,484 shares of unvested restricted stock.

(13)	Includes 500 shares owned by Mr. Kahler’s spouse and 2,345 shares owned in trust, of which Mr. Kahler’s spouse is one of the trustees and a beneficiary.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years for services in all capacities to the Company’s Chief Executive Officer and each of its four most highly compensated executive officers who earned more than $100,000 from the Company in 2003 under the rules of the Securities and Exchange Commission (the “Named Executive Officers”).

Summary Compensation Table

			Long Term Compensation
					Other
				Securities	Annual
Name and			Restricted	Underlying	Compen-
Principal Position	Year	Salary	Stock	Options/SARs (#)	sation (1)
Clyde G. Nixon	2003	$200,250	$105,815		$16,560
Chairman of the	2002	191,667	—		16,322
Board of Directors	2001	197,500	—		15,060

Allen J. Carlson	2003	$180,250	$105,613		$11,040
President and Chief Executive	2002	173,250	32,600		9,491
Officer	2001	177,975	—		9,305

	2003	$143,250	$69,989		$9,082
Jeffrey Cooper	2002	138,233	32,600		10,558
Engineering Manager	2001	141,570	—		10,325

	2003	$140,250	$74,092		$9,814
Richard J. Dobbyn	2002	135,333	—		8,212
Chief Financial Officer	2001	138,600	29,200		7,326

Peter G. Robson	2003	$117,598	$48,165		$22,360
General Manager,	2002	117,598	—		24,729
Sun Hydraulics Limited	2001	117,598	—		23,408

(1)	Except as otherwise noted, reflects primarily contributions made by the Company on behalf of the employee to the Company’s 401(k) plan and excess life insurance premiums.

Option/SAR Grants in Last Fiscal Year

Individual Grants
Number of
	Securities	Percent of
	underlying	Total Options
	options	Granted to	Exercise or		Potential Realizable Value at Assumed Annual Rates
	granted	Employees in	Base Price	Expiration	Of Stock Price Appreciation for Option Term (1)
Name	(#)	Fiscal Year	($/sh)	Date	5% ($)	10% ($)	0% ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Clyde G. Nixon	—	—	—	—	—	—	—
Allen J. Carlson	9,600	19.75%	$7.09	9/29/2013	$110,869	$176,540	$68,064
Jeffrey Cooper	3,000	6.17%	$7.09	9/29/2013	$34,647	$55,169	$21,270
Richard J. Dobbyn	7,000	14.40%	$7.09	9/29/2013	$80,842	$128,727	$49,630
Peter G. Robson	—	—	—	—	—	—	—

(1)	The options were granted on September 29, 2003, at an exercise price of $7.09, the closing price for the shares of Common Stock on that date. The 5% and 10% assumed annual rates of stock price appreciation are provided in compliance with Regulation S-K under the Securities Exchange Act of 1934. The Company does not necessarily believe that these appreciation calculations are indicative of actual future stock option values or that the price of Common Stock will appreciate at such rates.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option Values

				Value of
				Unexercised
			Number of Securities	in-the-Money
			Underlying Unexercised	Options/SARs
			Options/SARs at Fiscal	at Fiscal
	Shares		Year-End (#)	Year-End ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable (1)
(a)	(b)	(c)	(d)	(e)
Clyde G. Nixon	70,000	326,900	95,546/8,000	$122,587/--
Allen J. Carlson	—	—	51,600/28,000	$60,000/68,064
Jeffrey Cooper	43,689	269,561	53,300/7,800	$8,100/26,670
Richard J. Dobbyn	800	3,200	47,400/7,800	$2,700/26,670
Peter G. Robson	55,886	335,316	45,109/2,000	$20,250/13,500

(1)	Based upon the December 27, 2003, closing stock price of $7.20 per share, as reported on the Nasdaq National Market.

Equity Compensation Plan Information

     The following table summarizes the Company’s equity compensation plan information as of December 27, 2003. Information is included for both equity compensation plans approved by the Company’s shareholders and equity compensation plans not approved by the shareholders.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants, and rights	warrants, and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by shareholders	488,601	$8.54	722,891
Equity compensation plans not approved by shareholders	—	—	300
Total	488,601	$8.54	723,191

     Equity compensation plans approved by shareholders include the 1996 Stock Option Plan, the 2001 Restricted Stock Plan and the Employee Stock Purchase Plan. All shares to be issued upon exercise in column (a) and the weighted average exercise price in column (b) represent shares issued under the 1996 Stock Option Plan. The number of securities available for future issuance in column (c) were: 281,817 shares under the 1996 Stock Option Plan, 295,974 shares under the Employee Stock Purchase Plan, and 145,100 shares under the 2001 Restricted Stock Plan.

     The only equity compensation plan not approved by shareholders was the 1999 Stock Award Plan. Three thousand shares were authorized for grant under the 1999 Stock Award Plan, which was approved by the Board of Directors on May 21, 1999. As of December 27, 2003, there were 300 shares remaining for future grants, and there were no outstanding options, warrants, or rights associated with this plan.

     The following Report of the Compensation Committee and the information under the heading Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Report of the Compensation Committee

     Pursuant to the Compensation Committee Charter approved by the Board of Directors on March 3, 2001, the Compensation Committee oversees the Company’s compensation program. The goals of the Company’s compensation program are to attract, retain, motivate and reward highly qualified management personnel and to provide them with long-term career opportunities. The Company’s compensation philosophy is to provide its executives with a competitive total compensation package which motivates superior job performance, the achievement of the Company’s business objectives, and the enhancement of shareholder value.

     Compensation of the Company’s executive officers is reviewed annually by the Compensation Committee. Changes proposed for these employees are evaluated and approved by the Compensation Committee on an individual basis. The Company’s general approach to compensating executive officers is to pay cash salaries which generally are competitive within ranges of salaries paid to executives of other manufacturing companies, although the Company does not attempt to meet salary levels of such companies. Instead, the Committee sets overall compensation at a level it believes to be fair, based upon a subjective analysis of the individual executive’s experience and past and potential contributions to the Company. To assist in determining appropriate overall compensation, the Compensation Committee reviews information regarding revenues, income, and executive compensation for other public manufacturing companies, and during 2003 engaged the services of an outside compensation consultant.

     Stock option grants and restricted stock awards to employees of the Company, including the Chief Executive Officer, are made at the discretion of the Compensation Committee pursuant to the Company’s 1996 Stock Option Plan and 2001 Restricted Stock Plan, respectively. Factors and criteria to be used by the Compensation Committee in the award of stock options and restricted stock include individual responsibilities, individual performance and direct and indirect contributions to the profitability of the Company.

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to a corporation’s key executive officers unless certain requirements are met, including that the compensation qualify as performance-based compensation. While the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation, it is not anticipated that compensation realized by any executive officer under any of the Company’s plans now in effect will result in a material loss of tax deductions.

COMPENSATION COMMITTEE

David N. Wormley, Chairman
John S. Kahler
Ferdinand E. Megerlin

Performance Graph

     The following graph compares cumulative total return among Sun Hydraulics Corporation, the Nasdaq Stock Market Index (U.S.) and a peer group from December 31, 1998, to December 31, 2003, assuming $100 invested in each on December 31, 1998. Total return assumes reinvestment of any dividends for all companies considered within the comparison. The stock price performance shown on the graph above is not necessarily indicative of future price performance. Companies in the peer group are Denison International plc, Moog Inc., The Oilgear Company and Sauer-Danfoss, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SUN HYDRAULICS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

	12/98	12/99	12/00	12/01	12/02	12/03
Sun Hydraulics Corporation	$100	$79.95	$83.14	$98.07	$106.56	$115.58
Peer Group	$100	$103.62	$118.90	$112.52	$110.89	$215.46
Nasdaq Stock Market (U.S.)	$100	$186.20	$126.78	$96.96	$68.65	$108.18

Note:	The stock price performance shown on the graph above is not necessarily indicative of future price performance.

APPROVAL OF THE COMPANY’S
NONEMPLOYEE DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN

     The Board of Directors of the Company adopted the Sun Hydraulics Corporation Nonemployee Director Equity and Deferred Compensation Plan (the “Plan”) on March 13, 2004. The Plan is subject to approval by the shareholders of the Company at the Meeting. The Board believes that stock ownership will further align the interests of such Nonemployee Directors with the shareholders of the Company, thereby promoting the long-term profits and growth of the Company. It is expected that the Plan will encourage qualified persons to become and remain directors of the Company and provide them an opportunity to defer the receipt of some or all of their director fees.

     THE FOLLOWING GENERAL DESCRIPTION OF CERTAIN FEATURES OF THE 2004 NONEMPLOYEE DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN IS QUALIFIED IN ITS ENTIRETY TO REFERENCE TO THE COMPLETE PLAN, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY.

     Purpose. The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased ownership of common stock of the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries. The Plan provides for the payment of a portion of each nonemployee director’s fees, or upon his or her election all of the director fees, in shares of common stock. The Plan also permits nonemployee directors to elect to defer receipt of the director fees.

     Effective. The Plan became effective as of May 1, 2004. If the Plan is not approved by the shareholders of the Company at the Meeting, the Plan will be nullified and all deferral commitments rescinded, and each nonemployee director will receive in cash the full amount of such nonemployee director’s deferred account balance, if any, without interest.

     Shares Subject to Plan. Subject to adjustment as provided in the Plan, a total of 80,000 shares of common stock may be issued under the Plan.

     Automatic Share Compensation. As compensation for attendance at each board meeting and each meeting of each committee of the board on which he or she serves when the committee meeting is not held within one day of a meeting of the board, each nonemployee director shall be paid shares of the Company’s company stock with a fair market value of $1,500.00 in the aggregate. The fair market value is determined by calculating the average of the high and low selling prices of a share of common stock as reported through the Nasdaq Stock Market on the date of the meeting. The nonemployee director must hold the shares issued under the Plan for a period of six months and one day from the date of the meeting with respect to which such shares were issued. The Company will pay any fees and commissions incurred in connection with the payment of share compensation to a nonemployee director.

     Voluntary Share Compensation. For any calendar year, a nonemployee director may elect to have up to 100% of the cash portion of his or her director fees payable during such calendar year paid in the form of the Company’s common stock. Promptly following each payment date for which an election is effective, the Company will issue to each nonemployee director that number of shares of common stock equal to the amount of cash he or she would have otherwise received. The number of shares will be calculated based upon the fair market value of the common stock as determined by averaging the high and low selling prices of a share of common stock as reported through the Nasdaq Stock Market on the payment date. Except for the year the Plan is adopted and except with respect to the year in which a new nonemployee director is elected, such election shall become effective with respect to all director fees payable on dates occurring more than six months after the delivery of the election to the Plan administrator until subsequently modified by the nonemployee director upon not less than six months advance notice to the administrator.

     Deferral of Director Fees. With respect to each calendar year, a nonemployee director may elect to defer receipt of a percentage of his or her director fees (cash and/or stock) by filing a participation agreement with the Plan administrator prior to the beginning of each calendar year. A nonemployee director may change the percentage of deferred fees (or reduce such percentage to zero) by filing a subsequent agreement with the Plan administrator. Any such change will be effective as of the first day of the following calendar year.

     Nonemployee Directors’ Deferred Accounts. The portion of a nonemployee director’s fees that are deferred will be credited to a special account established by the Company for that nonemployee director as of the date for which the director fee is payable. With respect to the stock portion of the deferral, the deferred account will be credited with common stock units representing a bookkeeping entry for the equivalent of the number of shares of common stock which are being deferred. If the Company declares a cash dividend, on the record date set for the determination of shareholders entitled to receive such dividend, each deferred account will be credited with additional common stock units equal in value to the amount of such cash dividend.

     Vesting of Accounts. Each nonemployee director will at all times have a nonforfeitable interest in his or her deferred account. However, the Company’s obligation to pay benefits under the Plan represents an unfunded, unsecured obligation of the Company and no nonemployee director will have any secured interest or claim in any assets or property of the Company.

     Distribution of Deferred Account Balance. A nonemployee director or, in the event of death, his or her beneficiary, will be entitled to distribution of all or part of the deferred account balance as soon as practicable after the fiscal quarter following the date of termination of service as a director or an earlier date selected by a nonemployee director in accordance with the Plan. Distribution of common stock units will be made by payment in shares of the Company’s common stock in the proportion of one share for one stock unit.

     Administration. The Plan will be administered by the Board, which will have such powers as may be necessary to discharge its duties under the Plan. No member of the Board will act in respect of his or her own participation in the Plan. All decisions and determinations by the Board will be final and binding on all parties and will be made by majority vote.

     Withholding Taxes. To the extent that the Company is required to withhold federal, state or local taxes in connection with any component of a nonemployee director’s compensation in cash or shares, and the amounts available to Company for such withholding are insufficient, it will be a condition of receipt of any shares that the nonemployee director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, including relinquishment of the shares.

     Amendment and Termination. The board may alter or amend the Plan from time to time or may terminate it in its entirety, subject to any necessary consents of a nonemployee director with respect to rights in any shares issued or to be issued to him or her or amounts in a deferred account. Any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange or securities listing service upon which the shares are traded or quoted will not be effective unless and until such approval is obtained.

     The Board of Directors has unanimously approved the Nonemployee Director Equity and Deferred Compensation Plan and recommends that you vote “FOR” approval of the Nonemployee Director Equity and Deferred Compensation Plan.

CHANGE IN COMPANY AUDITORS
AND
RATIFICATION OF APPOINTMENT OF NEW
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Consistent with its philosophy that it is desirable to change auditors periodically, the Audit Committee dismissed PricewaterhouseCoopers LLP on March 14, 2004 (the “Date of Dismissal”), as the Company’s principal accountant, effective upon its completion of its audit of the Company’s consolidated financial statements for the year ended December 27, 2003. PricewaterhouseCoopers’ audit reports on the Company’s consolidated financial statements for the fiscal years ended December 27, 2003, and December 28, 2002, contain no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two most recent fiscal years and the subsequent interim period through the Date of Dismissal, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused the firm to make a reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for any such periods. PricewaterhouseCoopers furnished the Company with a letter addressed to the Securities and Exchange Commission stating its agreement with the above statements. During the two most recent fiscal years and the subsequent interim period through the Date of Dismissal, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

     The Audit Committee has appointed Grant Thornton LLP to report upon the financial statements of the Company for the year ended December 25, 2004. Shareholder ratification of the Company’s independent certified public accountants is not required by the Company’s Bylaws or otherwise. If the shareholders do not ratify this appointment, the Audit Committee will consider that vote in the review of its future selection of accountants. A representative from Grant Thornton will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance.

     The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote “FOR” ratification of Grant Thornton LLP as the independent certified public accountants to report upon the financial statements of the Company for the year ended December 25, 2004.

OTHER BUSINESS

     Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR THE 2005 PROXY STATEMENT
AND PRESENTATION AT THE 2005 ANNUAL MEETING

     Under SEC Rule 14a-8, in order for a shareholder proposal to be included in the Company’s Proxy Statement for the 2005 Annual Meeting, and under the Company’s Bylaws, for a matter to be considered at such meeting (other than the election of Directors), the shareholder proposal, together with certain other information specified in the Bylaws, must be submitted no later than December 30, 2004. Notice to the Company of a shareholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and the persons named in proxies solicited by the Board of Directors of the Company for its 2005 Annual Meeting may exercise discretionary voting power with respect to any such proposal, if received by the Company after March 16, 2005.

     Shareholder proposals should be submitted in writing to Gregory C. Yadley, Secretary, at 1500 West University Parkway, Sarasota, Florida 34243. A copy of the Company’s Bylaws will be provided upon request in writing to the Secretary.

    By Order of the Board of Directors,

    GREGORY C. YADLEY
    Secretary

Dated: April 30, 2004

Appendix A

SUN HYDRAULICS CORPORATION
2004 NONEMPLOYEE DIRECTOR EQUITY
AND DEFERRED COMPENSATION PLAN

ARTICLE I. DEFINITIONS

     1.1 DEFINITIONS. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

     (a) “Accounting Date”: The last day of each fiscal year and the last day of any fiscal quarter.

     (b) “Accounting Period”: The period beginning on the day immediately following an Accounting Date and ending on the next following Accounting Date.

     (c) “Administrator”: The Board.

     (d) “Beneficiary”: The person or persons (natural or otherwise) designated pursuant to Section 7.6.

     (e) “Board”: The Board of Directors of the Company.

     (f) “Code”: The Internal Revenue Code of 1986, as amended.

     (g) “Common Stock”: The Company’s Common Stock, par value $.001 per share.

     (h) “Common Stock Unit”: A bookkeeping entry that records the equivalent of one Share pursuant to Section 5.2.

     (i) “Company”: Sun Hydraulics Corporation or any successor or successors thereto.

     (j) “Deferral Commitment”: An agreement made by a Nonemployee Director in a Participation Agreement to have a specified portion of his or her Share Compensation and/or Fees deferred under the Plan for a specified period in the future.

     (k) “Deferral Period”: The Plan Year for which a Director has elected to defer a portion of his or her Share Compensation and/or Fees.

     (l) “Deferred Account”: The account maintained for each Nonemployee Director who elects to defer Share Compensation and/or Fees under Article V.

     (m) “Deferred Account Balance”: The balance of a Nonemployee Director’s Deferred Account as specified in Section 5.3.

     (n) “Fair Market Value”: With respect to a share of Common Stock, the average of the high and low selling prices of a share of Common Stock as reported through the Nasdaq Stock Market (or any other exchange or over-the-counter market if sales of the Common Stock are no longer reported through the Nasdaq Stock Market) for a particular date, or if there was no sale of Common Stock so reported for such day, on the most recently preceding day on which there was such a sale.

Appendix A

     (o) “Fees”: The portion of the compensation payable to Nonemployee Directors in cash for service as a director of the Company (including compensation for attendance at meetings of the Board and Board committees).

     (p) “Nonemployee Director”: An individual duly elected or chosen as a Director of the Company who is not also an employee of the Company or its subsidiaries.

     (q) “Participation Agreement”: The agreement submitted by a Nonemployee Director to the Administrator in which a Nonemployee Director may specify a Voluntary Amount, or may elect to defer receipt of a portion of his or her Share Compensation and/or Fees for a specified period in the future.

     (r) “Payment Date”: The date on which Director Fees are payable as such dates are established by the Board from time to time. Initially, Director Fees shall be payable at the conclusion of each Board and Board committee meeting.

     (s) “Plan”: The Plan set forth in this instrument as it may, from time time, be amended.

     (t) “Plan Year”: The 12-month period beginning January 1 through December 31.

     (u) “Rule 16b-3”: Rule 16b-3 promulgated under the Securities Exchange of 1934 (or any successor rule to the same effect), as in effect from to time.

     (v) “Settlement Date”: The date on which a Nonemployee Director terminates his or her service as a Director of the Company. Settlement Date shall also include with respect to any Deferral Period the date prior to the date of termination as a Director selected by a Nonemployee Director in a Participation Agreement for distribution of all or a portion of the Share Compensation and/or Fees deferred during such Deferral Period as provided in Section 7.3.

     (w) “Share Compensation”: Shares payable to a Nonemployee Director for attendance at a Board or committee meeting pursuant to Section 3.1.

     (x) “Shares”: Fully paid, non-assessable shares of Common Stock. Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

     (y) “Trust”: The meaning set forth in Section 6.2.

     (z) “Voluntary Amount”: The meaning set forth in Section 3.2(a).

ARTICLE II. PURPOSE

     2.1 PURPOSE. The purpose of this Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased ownership of Common Stock of the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries, by providing for the payment of a portion of each Nonemployee Director’s Fees in shares of Common Stock or Common Stock Units, and permitting each Nonemployee Director to receive some or all of the remainder of his or her Fees in shares of Common Stock or Common Stock Units. It is expected that such ownership will further align the interests of such Nonemployee Directors with the shareholders of the Company, thereby promoting the long-term profits and growth of the Company, and will encourage such Nonemployee Directors to remain directors of the Company and provide them an opportunity to defer the receipt of some or all of such Fees. It is also expected that the Plan will encourage qualified persons to become directors of the Company.

Appendix A

ARTICLE III. AUTOMATIC AND VOLUNTARY SHARE COMPENSATION AMOUNTS

     3.1 AUTOMATIC AMOUNT.

     (a) As compensation for the attendance of each Nonemployee Director at each meeting of the Board, and each meeting of each committee of the Board on which such Nonemployee Director serves when the committee meeting is not held within one day of a meeting of the Board, each Nonemployee Director shall be paid Shares with a Fair Market Value of One Thousand Five Hundred Dollars ($1,500.00).

     (b) ISSUANCE OF SHARES. Promptly following each Board or committee meeting for which Share Compensation is payable pursuant to Section 3.1(a), the Company shall issue to each Nonemployee Director a number of whole Shares equal to One Thousand Five Hundred Dollars ($1,500.00) divided by the Fair Market Value on the date of the meeting. To the extent that the application of the foregoing would result in the issuance of a fractional Share, no fractional Share shall be issued, but instead, the Company shall maintain a separate noninterest bearing account for such Nonemployee Director, which account shall be credited with the Fair Market Value of such fractional Share as of such meeting date, and which amount shall be combined with similar amounts so credited to such account with respect to fractional Shares otherwise issuable with respect to the Share Compensation subsequently payable to such Nonemployee Director. When whole Shares are issued by the Company to the Nonemployee Director under this Section 3.1(b) or Section 3.2(b) below and the amount then in such account is in excess of the Fair Market Value of the Shares then being issued, the Company shall issue an additional Share to such Nonemployee Director and debit such account by such Fair Market Value. The Nonemployee Director shall hold the Shares issued by the Company under this Plan for a period of six months and one day from the date of the meeting with respect to which such Shares were issued unless the issuance of such Shares is exempt under Rule 16b-3. The Company shall pay any and all fees and commissions incurred in connection with the payment of Share Compensation to a Nonemployee Director.

     3.2 VOLUNTARY AMOUNT.

     (a) ELECTION. For any Plan Year, a Nonemployee Director may elect to have up to 100% of his or her Fees payable during such Plan Year (the amount so elected referred to as a “Voluntary Amount”) paid by the Company in the form of Shares and in lieu of cash payment of such Voluntary Amount. For any Plan Year other than the Plan Year in which this Plan is adopted, and with respect to each Nonemployee Director elected to the Board thereafter, for any Plan Year other than the Plan Year in which such Nonemployee Director is elected, such election shall be made by the execution and delivery to the Administrator of a Participation Agreement, which shall become effective with respect to all Fees payable on Payment Dates occurring more than six months after the delivery of the Participation Agreement to the Administrator, including Fees payable in all subsequent Plan Years unless such Participation Agreement shall be subsequently modified by the Nonemployee Director upon not less than six months advance notice to the Administrator. Any modification shall be made through the execution and delivery of a subsequent Participation Agreement, which shall become effective six months after the delivery of the new Participation Agreement to the Administrator.

     (b) INITIAL YEAR OF PARTICIPATION. In the event that during the Plan Year in which this Plan is first adopted, a Nonemployee Director desires to elect to have up to 100% of his or her Fees payable during such Plan Year (the amount so elected referred to as a “Voluntary Amount”) paid by the Company in the form of Shares in lieu of the cash payment of such Voluntary Amount, or in the event that an individual first becomes a Nonemployee Director during a Plan Year and desires to make such an

Appendix A

election, a Participation Agreement must be submitted to the Administrator no later than 30 days following the date on which this Plan becomes effective, or no later than 30 days following the date on which such individual becomes a Nonemployee Director, respectively. Any such election made in such Participation Agreement shall be effective only with regard to Fees earned following the date the Participation Agreement is submitted to the Administrator. If a Nonemployee Director does not submit a Participation Agreement within such period of time, such Nonemployee Director will not be eligible to elect a Voluntary Amount except in accordance with Section 3.2(a).

     (c) ISSUANCE OF SHARES. Promptly following each Payment Date for which a Voluntary Amount has been elected and is effective, the Company shall issue to each Nonemployee Director a number of whole Shares equal to the Voluntary Amount divided by the Fair Market Value of a Share on the Payment Date. To the extent that the application of the foregoing would result in the issuance of a fractional Share, no fractional Share shall be issued, but instead, the Company shall maintain a separate noninterest bearing account for such Nonemployee Director (which shall be the same account, if any, as may be set up under Section 3.1(b) above), which account shall be credited with the Fair Market Value of such fractional Share as of such Payment Date, and which amount shall be combined with similar amounts so credited to such account with respect to fractional Shares otherwise issuable in the future with respect to the Nonemployee Director’s Voluntary Amount. When whole Shares are issued by the Company to the Nonemployee Director under this Section 3.2(b) or Section 3.1(b) above and the amount then in such account is in excess of the Fair Market Value of the Shares then being issued, the Company shall issue an additional Share to such Nonemployee Director and debit such account by such Fair Market Value. The Nonemployee Director shall hold the Shares issued by the Company under this Plan for a period of six months and one day from the date of the meeting with respect to which such Shares were issued. The Company shall pay any and all fees and commissions incurred in connection with the payment of Voluntary Amounts to a Nonemployee Director.

ARTICLE IV. DEFERRAL OF SHARE COMPENSATION AND/OR FEES

     4.1 AMOUNT OF DEFERRAL. With respect to each Plan Year, a Nonemployee Director may elect to defer a percentage of his or her Share Compensation and/or Fees by filing a Participation Agreement with the Administrator prior to the beginning of such Plan Year. A Nonemployee Director may change the percentage of his or her Share Compensation or Fees to be deferred (or reduce such percentage to zero) by filing a subsequent Participation Agreement with the Administrator. Any such change shall be effective as of the first day of the Plan Year following the Plan Year in which such Participation Agreement is filed with the Administrator. If the percentage of a Nonemployee Director’s Share Compensation sought to be deferred would result in a fractional Share being deferred, the deferred Share Compensation shall be rounded up to the nearest whole number of Shares.

     4.2 INITIAL YEAR OF PARTICIPATION. In the event that an individual first becomes a Nonemployee Director during a Plan Year and, if any Nonemployee Director during the Plan Year in which this Plan is first adopted, wishes to elect to defer the receipt of any Share Compensation or Fees earned and payable to the individual with respect to such Plan Year (a “Deferral Election”), a Participation Agreement must be submitted to the Administrator no later than 30 days following the date on which such individual becomes a Nonemployee Director, or no later than 30 days following the date on which this Plan becomes effective, respectively. Any Deferral Election made in such Participation Agreement shall be effective only with regard to Share Compensation and/or Fees earned following the date the Participation Agreement is submitted to the Administrator. If a Nonemployee Director does not submit a Participation Agreement within such period of time, such Nonemployee Director will not be eligible to elect to defer Share Compensation and Fees except in accordance with Section 4.1.

Appendix A

     4.3 TERMINATION OF PARTICIPATION. Participation in the Plan shall continue as long as the Nonemployee Director is eligible to receive benefits under the Plan.

     4.4 MODIFICATION OF DEFERRAL COMMITMENTS. Subject to Sections 7.3 and 7.6 below, a Deferral Commitment shall be irrevocable with respect to the Plan Year for which it is made, and for future Plan Years unless modified in accordance with Section 4.1.

     4.5 WITHHOLDING TAXES. Any withholding of taxes or other amounts with respect to any deferred Share Compensation or Fees which is required by state, federal or local law shall be withheld from the Nonemployee Director’s non-deferred Fees, or if none, then the Nonemployee Director’s Deferral Commitment shall be reduced by the amount of such withholding.

ARTICLE V. NONEMPLOYEE DIRECTORS’ DEFERRED ACCOUNTS

     5.1 ESTABLISHMENT OF DEFERRED ACCOUNTS. The Company, through its accounting records, shall establish a Deferred Account for each Nonemployee Director. In addition, the Company may establish one or more subaccounts of a Nonemployee Directors’ Deferred Account, if the Company determines that such subaccounts are necessary or appropriate in administering the Plan.

     5.2 CREDITING OF DEFERRED SHARE COMPENSATION AND FEES. The portion of a Nonemployee Director’s Share Compensation or Fees that are deferred pursuant to a Deferral Commitment shall be credited to the Nonemployee Director’s Deferred Account as of the date of the Board or Board committee meeting for which the Share Compensation is payable with respect to Share Compensation and as of the Payment Date of the corresponding non-deferred portion of his or her Fees with respect to the Voluntary Amount. With respect to the deferred portion of a Nonemployee Director’s Share Compensation, the Deferred Account shall be credited with a number of Common Stock Units equal to the number of whole Shares the payment of which is being deferred. With respect to the deferred portion of a Nonemployee Director’s Fees, the Deferred Account shall be credited with a number of Common Stock Units determined as described in Section 5.3(b) below. Any withholding of taxes or other amounts with respect to any deferred Share Compensation or Fees which is required by state, federal or local law shall be withheld from the Nonemployee Director’s non-deferred Fees, or if none, then the Nonemployee Director’s Deferral Commitment shall be reduced by the amount of such withholding.

     5.3 DETERMINATION OF ACCOUNTS.

     (a) ACCOUNT BALANCE. A Nonemployee Director’s Deferred Account Balance as of a particular date shall consist of (i) the dollar amount credited to each Nonemployee Director’s Deferred Account as of such date (less any portion of Deferred Fees converted in (b) below) plus (ii) the total number of Common Stock Units as of such date.

     (b) CONVERSION OF DEFERRED FEES TO COMMON STOCK UNITS. A Nonemployee Director’s deferred Fees shall be converted to Common Stock Units calculated by dividing the credited amount by the Fair Market Value as of the Payment Date relating to such Fees (calculated to the nearest one-hundredth of a Common Stock Unit).

     5.4 CREDITING OF DIVIDEND EQUIVALENTS. On the record date set for the determination of shareholders entitled to receive any cash dividend declared by the Board, each Deferred Account shall be credited with additional Common Stock Units equal in value to the amount of cash payable by the Company with respect to such dividend on a number of Shares equivalent to the number of Common Stock Units in such Deferred Account on such record date. The number of additional Common

Appendix A

Stock Units shall be calculated by dividing the dollar value of such dividend by the Fair Market Value on such record date. Until a Nonemployee Director or his or her Beneficiary receives his or her entire Deferred Account, the unpaid balance thereof credited in Common Stock Units shall be credited with dividend equivalents as provided in this Section 5.4.

     5.5 ADJUSTMENTS TO ACCOUNTS.

     (a) Each Nonemployee Director’s Deferred Account shall be debited immediately with the amount of any distributions under the Plan to or on behalf of the Nonemployee Director or, in the event of his or her death, his or her beneficiary.

     (b) Any debits shall first be applied to any credited Fees in a Nonemployee Director’s Deferred Account. Thereafter, a debit shall be equal to a corresponding number of Common Stock Units calculated by dividing the amount of such distribution by the Fair Market Value as of the date of the distribution.

     5.6 STATEMENT OF ACCOUNTS. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Nonemployee Director or, in the event of his or her death, to his or her Beneficiary showing the status of the Deferred Account Balance as of the end of the Plan Year, any changes in the Deferred Account Balance since the end of the immediately preceding Plan Year, and such other information as the Administrator shall determine.

     5.7 VESTING OF ACCOUNTS. Subject to Section 6.1 below, each Nonemployee Director shall at all times have a nonforfeitable interest in his or her Deferred Account Balance.

ARTICLE VI. FINANCING OF BENEFITS

     6.1 FINANCING OF BENEFITS. Benefits payable under the Plan to a Nonemployee Director or, in the event of his or her death, to his or her Beneficiary, shall be paid by the Company from its general assets. The obligation to make payment of benefits under the Plan represents an unfunded, unsecured obligation of the Company. No person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

     6.2 SECURITY FOR BENEFITS. Notwithstanding the provisions of Section 6.1, nothing in this Plan shall preclude the Company from setting aside amounts in trust (the “Trust”) pursuant to one or more trust agreements between a trustee and the Company. However, no Nonemployee Director or Beneficiary shall have any secured interest or claim in any assets or property of the Company or the Trust and all funds contained in the Trust shall remain subject to the claims of the Company’s general creditors.

ARTICLE VII. DISTRIBUTION OF DEFERRED SHARE COMPENSATION AND FEES

     7.1 SETTLEMENT DATE. A Nonemployee Director or, in the event of his or her death, his or her Beneficiary shall be entitled to distribution of all or part of his or her Deferred Account Balance, as provided in this Article VII, following his or her Settlement Date or Dates.

     7.2 AMOUNT TO BE DISTRIBUTED. The amount to which a Nonemployee Director or, in the event of his or her death, his or her Beneficiary is entitled in accordance with the following provisions of this Article shall be based on the Nonemployee Director’s adjusted Deferred Account Balance determined as of the Accounting Date coincident with or next following his or her Settlement Date or Dates.

Appendix A

     7.3 IN-SERVICE DISTRIBUTION. A Nonemployee Director may irrevocably elect to receive an in-service distribution of his or her deferred Share Compensation and Fees for any Plan Year on or commencing not earlier than the beginning of the third Plan Year following the Plan Year in which such Share Compensation and Fees otherwise would have been payable. A Nonemployee Director’s election of an in-service distribution shall be made in the Participation Agreement as provided in Section 4.1 above. The Nonemployee Director shall elect irrevocably to receive such Share Compensation and Fees as an in-service distribution. Any benefits paid to the Nonemployee Director as an in-service distribution shall reduce the Nonemployee Director’s Deferred Account Balance as specified in Section 5.4 above.

     7.4 DISTRIBUTION DATE. As soon as practicable after the end of the Accounting Period in which a Nonemployee Director’s Settlement Date occurs, but in no event later than thirty days following the end of such Accounting Period, the Company shall distribute or cause to be distributed to the Nonemployee Director the Nonemployee Director’s Deferred Account Balance. Notwithstanding the foregoing, if elected by the Nonemployee Director, the distribution of all or a portion of the Nonemployee Director’s Deferred Account may be made or commence at the beginning of the Plan Year next following his or her Settlement Date. In the event of a Nonemployee Director’s death, the balance of his or her Deferred Account shall be distributed to his or her Beneficiary in a lump sum.

     7.5 FORM OF DISTRIBUTION.

     (a) Distribution of Common Stock Units with respect to any Deferral shall be made: (i) by payment in Shares in the proportion of one Share for one Stock Unit (any fractions shall be converted to and paid in cash); (ii) by payment in annual installments of Shares not to exceed ten installments in the proportion of one Share for one Common Stock Unit; or (iii) a combination of (i) and (ii) above, at the option of the Nonemployee Director.

     (b) The Nonemployee Director’s election of the time of distribution shall be made by written notice filed with the Administrator at least one year prior to the Nonemployee Director’s voluntary retirement as a Director. Any such election may changed by the Nonemployee Director at any time and from time to time without the consent of any other person by filing a later signed written election with Administrator; provided that any election made less than one year prior to the Nonemployee Director’s voluntary termination as a Director shall not be valid, and in such case payment shall be made in accordance with the Nonemployee Director’s prior election.

     (c) The amount of any installment in (a) above shall be equal to the quotient obtained by dividing the Nonemployee Director’s Deferred Account Balance as of the date such installment payment by the number of installment payments remaining to be made to or in respect of such Nonemployee Director at the time of calculation.

     (d) If a Nonemployee Director fails to make an election in a timely manner as provided in this Section 7.5, distribution shall be made in Shares, with any fraction in cash, in a lump sum.

     7.6 BENEFICIARY DESIGNATION. As used in the Plan the term “Beneficiary” means:

     (a) The person last designated as Beneficiary by the Nonemployee Director in on a form prescribed by the Administrator;

     (b) If there is no designated Beneficiary or if the person so designated shall not survive the Nonemployee Director, such Nonemployee Director’s spouse; or

Appendix A

     (c) If no such designated Beneficiary and no such spouse is living upon the death of a Nonemployee Director, or if all such persons die prior to the distribution of the entire balance of the Nonemployee Director’s Deferred Account, then the legal representative of the last survivor of the Nonemployee Director and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom the remaining balance in the Nonemployee Director’s Deferred Account shall be distributed (in the proportions in which they would inherit his or her intestate personal property).

     Any Beneficiary designation may be changed from time to time by the filing of a new form with the Administrator. No notice given under this Section 7.6 shall be effective unless and until the Administrator actually receives such notice.

     7.7 FACILITY OF PAYMENT. Whenever and as often as any Nonemployee Director or his or her Beneficiary entitled to payments hereunder shall be under a legal disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to him or her; (ii) to his or her legal guardian or conservator; or (iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Administrator shall in each case be final and binding upon all persons in interest.

ARTICLE VIII. ADMINISTRATION, AMENDMENT AND TERMINATION

     8.1 ADMINISTRATION. The Plan shall be administered by the Administrator. The Administrator shall have such powers as may be necessary to discharge its duties hereunder. The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. Except as provided in Section 8.2 below, the Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act on behalf of the Administrator in respect of his or her own Voluntary Amount or his or her own Deferred Account. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, including actions taken without a meeting. All elections, notices and directions under the Plan by a Nonemployee Director shall be made on such forms as the Administrator shall prescribe.

     8.2 AMENDMENT AND TERMINATION. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Nonemployee Director, affect the rights in any Shares issued or to be issued to such Nonemployee Director or in any amount in a Nonemployee Director’s Deferred Account; and further provided, that, any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange or securities listing service upon which the Shares are traded or quoted shall not be effective unless and until such approval is obtained. Presentation of the Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

     8.3 ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change

Appendix A

in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number or kind of Shares that may be issued under the Plan and the number of Common Stock Units in a Nonemployee Director’s Deferred Account automatically shall be adjusted so that the proportionate interest of the Nonemployee Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.

     8.4 SUCCESSORS. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purpose of this Plan), and the heirs, beneficiaries, executors and administrators of each Nonemployee Director.

ARTICLE IX. SHARES SUBJECT TO PLAN

     9.1 SHARES SUBJECT TO PLAN. Subject to adjustment as provided in this Plan, the total number of Shares of Common Stock which may be issued under this Plan shall be Eighty Thousand (80,000).

ARTICLE X. EFFECTIVE DATE; APPROVAL BY SHAREHOLDERS

     10.1 APPROVAL OF THE PLAN. The Plan shall be effective as of May 1, 2004, and shall be submitted for approval by the shareholders of the Company at the 2004 Annual Meeting. If such approval is not obtained at such meeting, this Plan shall be nullified and all Deferral Commitments shall be rescinded, and each Nonemployee Director shall receive in cash the full amount of such Nonemployee Director’s Deferred Account balance, if any, without interest.

ARTICLE XI. GENERAL PROVISIONS

     11.1 NO CONTINUING RIGHT TO SERVE AS A DIRECTOR. Neither the adoption or of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Nonemployee Director any right to continue as a director of the Company or any subsidiary of the Company.

     11.2 RESTRICTIONS ON SHARES AND RIGHTS TO SHARES. Except for any restrictions required by law, a Nonemployee Director shall have all rights of a shareholder with respect to his or her Shares. No rights to Shares shall be assigned, pledged, hypothecated or otherwise transferred by a Nonemployee Director or other person, voluntarily or involuntarily, other than by will or the laws of descent and distribution. No person shall have any right to commute, encumber, pledge or dispose of any other interest herein or right to receive payments hereunder, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

Appendix A

     11.3 GOVERNING LAW. The provisions of this Plan shall be governed by construed in accordance with the laws of the State of Florida.

     11.4 WITHHOLDING TAXES. To the extent that the Company is required to withhold Federal, state or local taxes in connection with any component of a Nonemployee Director’s compensation in cash or Shares, and the amounts available to Company for such withholding are insufficient, it shall be a condition the receipt of any Shares that the Nonemployee Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the Shares. The Company and a Nonemployee Director may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of Shares with respect to which withholding is not required.

     11.5 MISCELLANEOUS. Headings are given to the sections of this Plan as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

SUN HYDRAULICS CORPORATION

By:

Allen J. Carlson, President

Appendix B

SUN HYDRAULICS CORPORATION

AUDIT COMMITTEE CHARTER

As Amended and Restated on March 13, 2004

PURPOSE

     The primary function of the Audit Committee is to oversee the accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements by the Corporation’s independent auditing firm.

     The Audit Committee’s primary duties and responsibilities are:

•	To serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	To appoint, compensate and provide oversight of the work of the independent auditing firm employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and to that end each such independent auditing firm shall report directly to the Audit Committee.

•	To review and appraise the Corporation’s internal auditing function.

•	To provide an open avenue of communication among the Corporation’s independent auditing firm, financial and senior management, those involved in the Corporation’s internal auditing function and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in this Charter. This Charter, however, is not intended to, and does not, create any additional legal or fiduciary duties for the members of the Audit Committee beyond those of any other member of the Board of Directors. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the Corporation’s independent auditing firm.

COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent” as that term is defined in (i) paragraph (m) of Section 10A of the Securities Exchange Act of 1934 (15 U.S.C. 78f), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) the rules of the NASDAQ National Market, or any other stock exchange or quotation service on which the Corporation’s securities are listed. Further, each member of the Audit Committee shall meet all other requirements for membership on the Audit Committee set forth in the rules of the NASDAQ National Market, or any other stock exchange or quotation service on which the Corporation’s securities are listed, and be free from any relationship that,

Appendix B

in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

     All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement and cash flow statement, and shall have a working familiarity with basic finance and accounting practices. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors shall take reasonable efforts to appoint to the Audit Committee at least one person who qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission. Audit Committee members are encouraged to enhance their familiarity with finance and accounting principles applicable to the Corporation by participating in educational programs conducted by the Corporation or an outside consultant.

     Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the managers of those involved in the Corporation’s internal auditing function and the Corporation’s independent auditing firm in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the action of the Committee. The Committee shall keep a record of its actions and proceedings and make a report thereof from time to time to the Board of Directors.

RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review and discuss with financial management and the Corporation’s independent auditing firm the Corporation’s annual financial statements, and the disclosures made in the section of the Corporation’s Annual Report on Form 10-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s Annual Report prior to its filing or the release of earnings for the year, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report. Similarly, review and discuss any other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the Corporation’s independent auditing firm.

Appendix B

3.	Review and discuss with financial management and the Corporation’s independent auditing firm the Corporation’s quarterly financial statements, and the disclosures to be made in the section of the Corporation’s Quarterly Report on Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in the Corporation’s Quarterly Report prior to its filing or the release of earnings for the quarter, including the results of the independent auditing firm’s reviews of the quarterly financial statements. The person designated as the “audit committee financial expert” may represent the entire Audit Committee for purposes of this review.

4.	Review and discuss the annual report from the independent auditors on:

•	All critical accounting policies and practices to be used;

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

Independent Accountants

5.	Select the independent auditing firm to be employed by the Corporation for the purpose of preparing or issuing an audit report on the Corporation’s annual financial statements or related work, determine the scope of the independent auditing firm’s engagement and approve the fees and other compensation to be paid to the independent auditing firm.

6.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) all relationships between the independent auditor and the Corporation.

7.	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The evaluation shall include the review and evaluation of the lead audit partner. In making its evaluation, the Audit Committee shall take into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

8.	Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

9.	Specifically approve in advance, in accordance with Section 10 below, each non-audit service, including tax services, to be performed by the independent auditing firm outside of its regular

Appendix B

audit engagement. For purposes hereof, the term “non-audit services” means any professional services provided to the Corporation by an independent auditing firm, other than those provided to the Corporation in connection with an audit or a review of its financial statements. The foregoing notwithstanding, the Corporation’s independent auditing firm may not be engaged to perform any of the services described in clauses (1) through (9) below:

(1)	bookkeeping or other services related to the accounting records or financial statements of the Corporation;

(2)	financial information systems design and implementation;

(3)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(4)	actuarial services;

(5)	internal audit outsourcing services;

(6)	management functions or human resources;

(7)	broker or dealer, investment adviser, or investment banking services;

(8)	legal services and expert services unrelated to the audit; and

(9)	any other service that the Public Company Accounting Oversight Board, established pursuant to Section 101 of the Sarbanes-Oxley Act of 2002, determines, by regulation, is impermissible.

10.	Approve in advance all auditing services (which may entail providing comfort letters in connection with securities underwritings) and permissible non-audit services to be provided to the Corporation by the Corporation’s independent auditing firm. In carrying out its duties under Section 5 above, if the Audit Committee approves an audit service within the scope of the engagement of the Corporation’s independent auditing firm, such audit service shall be deemed to have been preapproved for purposes of this Section 10. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant preapprovals required hereunder. Each and every decision of a member of the Audit Committee to whom authority is delegated hereunder to preapprove an activity under this Section 10 shall be presented to the full Audit Committee at its next meeting.

11.	Meet with the Corporation’s independent auditing firm prior to the audit to discuss the planning and staffing of the audit.

12.	Review the performance of the Corporation’s independent auditing firm and discharge such firm when circumstances warrant.

Financial Reporting Processes

13.	In consultation with the Corporation’s independent auditing firm and those involved in the Corporation’s internal auditing function, review the integrity of the Corporation’s financial reporting processes, both internal and external.

Appendix B

14.	Periodically consult with the Corporation’s independent auditing firm out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

15.	Consider the judgements of the Corporation’s independent auditing firm about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

16.	Discuss with management and the Corporation’s independent auditing firm significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements, including any significant changes in the Corporation’s selection or application of accounting principles, any major issues as to the adequacy of the Corporation’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Corporation’s financial statements.

17.	Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

18.	Discuss with management and the Corporation’s independent auditing firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Corporation’s financial statements.

19.	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

20.	Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein, the steps taken to correct such deficiencies or weaknesses, and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

21.	Discuss with the Corporation’s independent auditing firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as the same may be modified or supplemented. In particular, discuss:

(1)	The adoption of, or changes to, the Corporation’s significant auditing and accounting principles and practices as suggested by the Corporation’s independent auditing firm, those involved in the Corporation’s internal auditing function or management.

(2)	The management letter provided by the Corporation’s independent auditing firm and the Corporation’s response to that letter.

(3)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Appendix B

Oversight of the Corporation’s Internal Audit Function

22.	Review the activities, organizational structure, and qualifications of those involved in the Corporation’s internal auditing function.

23.	Review the appointment and replacement of the senior internal auditing executives.

24.	Review the significant reports to management prepared by persons performing the internal auditing function and management’s responses.

25.	Discuss with the independent auditor and management the Corporation’s internal audit function and employee responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Process Improvement

26.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the Corporation’s independent auditing firm and those involved in the Corporation’s internal auditing function regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

27.	Following completion of the annual audit, review separately with each of management, the Corporation’s independent auditing firm and those involved in the Corporation’s internal auditing function, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

28.	Review and resolve any significant disagreement among management and the Corporation’s independent auditing firm or those involved in the Corporation’s internal auditing function in connection with the preparation of the financial statements.

29.	Review with the Corporation’s independent auditing firm, those involved in the Corporation’s internal auditing function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Audit Committee.)

Ethical and Legal Compliance

30.	Review periodically the Corporation’s Code of Ethics and recommend to the Board of Directors any revisions to the Code of Ethics.

31.	Review management’s monitoring of the Corporation’s compliance with the Corporation’s Code of Ethics, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy all applicable legal requirements.

32.	Review with the Corporation’s counsel any legal matter that could have a significant impact on the Corporation’s financial statements.

Appendix B

33.	Establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

34.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and applicable statutes, rules and regulations as the Audit Committee or the Board deems necessary or appropriate.

Disclosure

35.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

36.	Disclose all approvals by the Audit Committee under Section 9 above of non-audit services to be performed by the Corporation’s independent auditing firm in the Quarterly and Annual Reports on Forms 10-Q and 10-K required to be filed by the Corporation with the Securities and Exchange Commission.

Review and Approval of Related Party Transactions

37.	Review and determine whether to approve any transaction between the Corporation and one or more officers, directors and major shareholders of the Corporation.

AUTHORITY TO ENGAGE ADVISORS; FUNDING

     The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of (i) compensation to any registered public accounting firm engaged by the Committee for the purpose of preparing or issuing an audit report or performing other audit, review, attest or other services for the Corporation; (ii) compensation to any advisers employed by the Audit Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Appendix C

SUN HYDRAULICS CORPORATION
NOMINATING COMMITTEE CHARTER

Organization

     There shall be a standing committee of the Board of Directors to be known as the Nominating Committee (the “Committee”). The membership of the Committee shall be comprised of at least three members of the Board of Directors, each of whom is independent as defined by the rules of the NASDAQ Stock Market. The Board of Directors shall annually designate the members of the Committee. A majority of the Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting at which a quorum is present shall be the action of the Committee. The Committee shall meet as required, but at least once annually prior to the preparation of the proxy materials to be sent to the Company’s shareholders in connection with the annual meeting of shareholders. The Committee shall keep a record of its actions and proceedings, and make a report thereof from time to time to the Board of Directors.

Purposes

     The purposes of the Committee are to identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select the director nominees to stand for election at each annual meeting of shareholders.

Responsibilities

     In furthering its objectives, the Committee shall:

     1. Develop, and recommend to the Board for adoption, qualifications for members of the Board and its committees and criteria for their selection, and periodically review such qualifications and criteria and recommend for adoption by the Board changes which the Committee determines advisable;

     2. Identify, review the qualifications of, and interview potential candidates to fill Board positions;

     3. Review the suitability for continued service as a director of each Board member prior to the expiration of his or her term;

     4. Select the nominees to stand for election at each annual meeting of shareholders;

     5. Promptly report to the Board the results of its meetings and actions; and

     6. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Authority

     1. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

     2. The Committee may form and delegate authority to subcommittees when appropriate.

     3. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

     Adopted: December 6, 2003

Appendix D

SUN HYDRAULICS CORPORATION
NOMINATING COMMITTEE

STATEMENT OF POLICY REGARDING DIRECTOR NOMINATIONS

     In the interests of establishing procedures and policies for good corporate governance, the Nominating Committee of the Board of Directors of Sun Hydraulics Corporation has adopted the following Statement of Policy Regarding Director Nominations, effective as of March 13, 2004.

Qualifications of Directors

     The Committee believes that to be considered for membership on the Board of Directors, a candidate should meet the following criteria:

•	must, above all, be of proven integrity with a record of substantial achievement.

•	must have demonstrated ability and sound judgment that usually will be based on broad experience.

•	must be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board and committee meetings and the annual shareholders’ meeting.

•	must possess a judicious and somewhat critical temperament that will enable objective appraisal of management’s plans and programs.

•	must be committed to building sound, long-term Company growth.

     Other than the foregoing, the Committee does not believe that there is any single set of qualities or skills that an individual must possess to be an effective member of the Board of Directors. Rather, each candidate should be considered in light of the strengths of the other members of the Board of Directors and the needs of the Board and the Company at the time of the election. For example, there may be a perceived need for a Director with particular expertise in an industry or field, such as a Director who has the financial expertise to qualify him or her for service on the Company’s Audit Committee. Therefore, the Committee does not believe that it is appropriate to establish any specific, minimum qualifications for a candidate for election as a Director of the Company other than the foregoing.

Identification and Evaluation of Candidates for Nomination

     The Committee shall take whatever actions it deems necessary under the circumstances to identify qualified candidates for nomination for election as a member of the Board of Directors, including the use of professional search firms, recommendations from Directors, members of senior management and security holders. All such candidates for any particular seat on the board shall be evaluated based upon the same criteria, which criteria shall include that set forth in this policy and such other criteria as shall be determined by the Committee to be suitable under the circumstances existing at the time of the election, based upon the needs of the Board and the Company at the time of the election.

Appendix D

Procedures for Recommendation of Candidates by Security Holders

     In order to have the Committee consider a candidate recommended by a security holder, the security holder must provide to the Corporate Secretary of the Company, at least 120 days, but not more than 150 days, prior to the date of the shareholders’ meeting at which the election of Directors is to occur, a written notice of such security holder’s desire that such person be nominated for election at the upcoming shareholders meeting; provided, however, that in the event that less than 120 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth (10th) business day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

     A shareholder’s notice of recommendation shall set forth

(a)	as to each person whom the shareholder proposes be considered for nomination for election as a Director,

(i)	the name, age, business address and residence address of the person,

(ii)	the principal occupation or employment of the person during the past five years,

(iii)	the number of shares of Company common stock beneficially owned by the person,

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and

(v)	the consent of the person to serve as a Director, if so elected; and

(b)	as to the shareholder giving the notice

(i)	the name and record address of shareholder,

(ii)	the number of shares of Company common stock beneficially owned by the shareholder,

(iii)	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person pursuant to which the nominations are to be made, and

(iv)	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) named.

SUN HYDRAULICS CORPORATION
1500 West University Parkway
Sarasota, FL 34243

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 12, 2004.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       The undersigned, having received notice of the Annual Meeting of Shareholders of Sun Hydraulics Corporation to be held at 10:00 a.m., Eastern Daylight Savings Time, on Saturday, June 12, 2004, hereby designates and appoints Robert E. Koski and Clyde G. Nixon, and each of them with authority to act without the other, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of Sun Hydraulics Corporation that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

1.	Election of Marc Bertoneche, Ferdinand E. Megerlin and Clyde G. Nixon, as Directors for a three-year term ending in 2007;

☐	FOR all nominees listed above (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided to the right.)

2.	Ratification of the adoption of the Sun Hydraulics Corporation Nonemployee Director Equity and Deferred Compensation Plan;

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

(see reverse side)

3.	Ratification of Appointment of Grant Thornton LLP as Independent Certified Public Accountants of the Corporation;

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

4.  In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

     The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

Check appropriate box indicate changes below: Address Change? ☐ Name Change? ☐	Date

Date

Signature(s) in Box

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.